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                                                                     EXHIBIT 5.1

                              [LETTERHEAD OF WEIL,
                             GOTSHAL & MANGES LLP]



                               October 23, 1997



Hedstrom Holdings, Inc.
585 Slawin Court
Mount Prospect, Illinois 60056

Ladies and Gentlemen:

         We have acted as counsel to Hedstrom Holdings, Inc., a Delaware corporation ("Holdings") in connection with the preparation and filing by Hedstrom and the Guarantors of a Registration Statement on Form S-1 (Registration No. 333- 33377) (as amended to date, the "Registration Statement"), initially filed with the Securities and Exchange Commission on August 12, 1997 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of 2,705,896 shares of common stock, par value $.01 per share, of Holdings (the "Shares") by certain holders thereof. The Shares were originally issued and sold pursuant to the terms of that certain Purchase Agreement, dated June 9, 1997, by and among Holdings, Hedstrom Corporation, a Delaware corporation and wholly owned subsidiary of Holdings, and Credit Suisse First Boston Corporation, Societe Generale Securities Corporation and UBS Securities LLC, as initial purchasers (the "Purchase Agreement"). Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein as so defined.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Purchase Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Holdings, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
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Hedstrom Holdings, Inc.
October 23, 1997
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         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Holdings.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable, and are free of preemptive rights pursuant to law or in Holdings' certificate of incorporation.

         The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.



                                                Very truly yours,


                                                /s/ WEIL, GOTSHAL & MANGES LLP